UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2019
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2019, Under Armour, Inc. (the “Company”) announced Patrik Frisk, the Company’s current President and Chief Operating Officer, will assume the role of Chief Executive Officer and President (and principal executive officer) effective January 1, 2020, at which time he will also be appointed to the Company’s Board of Directors (the “Board”). Kevin Plank, the Company’s current Chief Executive Officer and Chairman of the Board, will assume the role of Executive Chairman and Brand Chief. On October 17, 2019, the Company’s Board of Directors approved each of these appointments.
In connection with Mr. Frisk’s appointment as Chief Executive Officer, the Compensation Committee of the Board approved the following adjustments to Mr. Frisk’s compensation effective January 1, 2020:
•an increase in Mr. Frisk’s annual base salary from $1.0 million to $1.25 million;
•a target level under the Company’s annual cash incentive plan for 2020 of 150% of Mr. Frisk’s annual base salary, subject to achievement of performance conditions to be determined in accordance with the plan; and
•an annual equity award for 2020 under the Company’s Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan consisting of a $3.5 million time based restricted stock unit award, and a $3.5 million target level performance based restricted stock unit award.
A summary of Mr. Frisk’s business experience is available in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
A copy of the Company’s press release announcing the appointments of Mr. Plank and Mr. Frisk is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 17, 2019, the Company’s Board of Directors approved amendments to the Company’s Third Amended and Restated Bylaws (the “Bylaws”) to reflect the role of Executive Chairman as an officer of the Company, and to indicate that the Chief Executive Officer will report to the Executive Chairman, and be subject to the direction of the Board and the Executive Chairman.
The amendments become effective on January 1, 2020.
The foregoing summary of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto as Exhibit 3.01 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
3.01	Third Amended and Restated Bylaws of Under Armour, Inc., as amended (effective January 1, 2020).
99.1	Under Armour, Inc. press release dated October 22, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 22, 2019	By:	/s/ John P. Stanton
John P. Stanton
Executive Vice President, General Counsel & Secretary